Exhibit 5.1

January 7, 2015

Oculus Innovative Sciences, Inc.

1129 N. McDowell Blvd.

Petaluma, CA 94954

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as counsel for Oculus Innovative Sciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”) in connection with a proposed maximum aggregate offering of $9,200,000, pursuant to which the Company is registering under the Securities Act of 1933, as amended, shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), including Shares issuable upon the exercise of an over-allotment option granted by the Company to the underwriters to purchase additional shares (the “Over-Allotment”), and warrants to purchase shares of common stock of the Company (the “Warrants”), and warrants to purchase shares of common stock of the Company to be issued to the representative of the underwriters as additional compensation (the “Representative’s Warrant”), and the shares of common stock issuable from time to time upon exercise of the Warrants and the Representative’s Warrant (the “Warrant Shares”). The Shares and Warrants are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and Maxim Group LLC, the form of which has been filed as Exhibit 1.1. to the Registration Statement.

The Warrant Shares may be offered from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized items used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement. As of the date of this opinion, the Company currently is authorized to issue up to 30,000,000 shares of common stock. Taking into account the number of shares currently issued and issuable, the Company cannot issue more than 16,500,707 Shares in this offering including Warrant Shares issuable upon the exercise of the Warrants and the Representative’s Warrant.

In connection with this opinion, I have examined the Company’s Restated Certificate of Incorporation, Amended and Restated Bylaws, as amended, both as currently in effect, and such other records of the corporate proceedings of the Company and certificates of the Company’s officers as I deemed relevant, as well as the Registration Statement and the exhibits thereto. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the limitations set forth above and below, I am of the opinion that (i) the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable; (ii) the Warrants have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Warrants will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; (iii) the Warrant Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Warrants, will be validly issued, fully paid and non-assessable; (iv) the Representative’s Warrant, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (vi) the Representative’s Warrant Shares, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Representative’s Warrant, will be validly issued, fully paid and non-assessable.

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My opinion is limited to the Delaware General Corporation Law (including the statutory provisions and reported judicial decisions interpreting those laws) and federal securities laws of the United States and I express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

I understand that you wish to file this opinion as an exhibit to the Registration Statement, and I hereby consent thereto.

Regards,

/s/ Amy M. Trombly, Esq.
Amy M. Trombly, Esq.

cc:      Mr. Jim Schutz, Chief Executive Officer

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